EXHIBIT 99.1
April 26, 2011

EAGLE ROCK ANNOUNCES FIRST-QUARTER 2011 CASH DISTRIBUTION AND DATES OF FIRST QUARTER EARNINGS RELEASE AND 2011 ANNUAL MEETING OF LIMITED PARTNERS

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.15 per common unit for the quarter ended March 31, 2011.  The distribution will be paid on Friday, May 13, 2011 to all common unitholders of record as of the close of business on Monday, May 9, 2011.

As previously announced, the units to be issued as consideration for the Crow Creek acquisition will not receive a distribution with respect to the first quarter of 2011 regardless of whether closing occurs before or after the record date mentioned above.

First Quarter 2011 Earnings Release Date and Conference Call Information

The Partnership also announced today it will report first-quarter 2011 financial and operating results after market close on Wednesday, May 4, 2011.  The first-quarter 2011 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, May 5, 2011.

Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com.  To participate by telephone, the call in number is 888-679-8040, confirmation code 44728649.  Participants are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link:  https://www.theconferencingservice.com/prereg/key.process?key=PVBWJCL7C.  Interested parties can also view important information about the Partnership’s conference call by following this link.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call.  Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the start of the call.  An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 41181620.  In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

Annual Meeting of Limited Partners

Eagle Rock announced it will hold its first Annual Meeting of Limited Partners at 9:00 a.m., Houston, Texas time, on June 7, 2011, at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002.

The record date for the annual meeting was the close of business on April 13, 2011.  Only unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. The proxy statement for the Annual Meeting is expected to be mailed to unitholders beginning on or about April 27, 2011.
About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties. Its corporate office is located in Houston, Texas.

Contacts:

Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations

This news release may include “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include risks related to volatility of commodity prices; market demand for natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the Partnership’s ability to retain key customers; the Partnership’s ability to continue to obtain new sources of natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2010, as well as any other public filings and press releases.

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